UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2025

C2 Blockchain,Inc.

(Exact name of registrant as specified in its charter)

NV	000-56340	87-2645378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 SE 3rd Avenue, #130
Miami, Florida

(Address of principal executive offices)

888-437-3432

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

"We," "Us," "Our," "C2 Blockchain," and "The Company" refer to C2 Blockchain, Inc.

 Item 7.01 Regulation FD Disclosure.

On March 27, 2025, C2 Blockchain issued a press release, which is included herein as Exhibit 99.1. Among other things, the press release provides corporate updates. The information under this Item 7.01 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements.

This Form 8-K, and the Press Release furnished herewith as Exhibit 99.1, contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential," and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Important factors that could cause these differences include, but are not limited to: fluctuations in demand for C2 Blockchain Inc.’s services or related business offerings, the introduction of new products or services, the Company's ability to implement its technology initiatives, make and maintain customer and strategic business relationships, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in C2 Blockchain Inc.'s filings with the United States Securities and Exchange Commission ("SEC").

Examples of such forward-looking statements in this release include, but are not limited to statements regarding future plans, and market acceptance of blockchain technologies. For a more detailed description of the risk factors and uncertainties affecting C2 Blockchain Inc., please refer to the Company's Regulation A offering statement filed with the SEC on December 20, 2024. C2 Blockchain Inc. disclaims any obligation to publicly update or revise any forward-looking statements made in the press release, whether as a result of new information, future events, or otherwise.

Item 8.01 Other Events.

On March 27, 2025, C2 Blockchain Inc. issued a press release announcing that it has officially exited shell status, marking the start of a new phase of growth and execution. The Company had previously disclosed its “change in shell status” in its Form 8-K filed with the Securities and Exchange Commission on March 25, 2025.

As disclosed elsewhere and detailed in the press release referenced above, the Company is now focused on developing its 14-megawatt (MW) Bitcoin mining facility. This includes advancing land acquisition efforts and collaborating with what it believes to be professional design teams and architects to create a state-of-the-art mining operation.

As part of this initiative, C2 Blockchain is actively seeking land to establish a large-scale mining facility. The company is working with experienced architects, engineers, and infrastructure specialists to ensure the facility will be optimized for efficiency, scalability, and sustainability.

To accelerate operations, C2 Blockchain plans to utilize prefabricated mining containers that will allow for rapid deployment of its mining infrastructure once land is secured. These containers are designed to enhance cooling efficiency, energy optimization, and scalability, enabling a faster launch compared to traditional facility builds.

The company’s immediate priorities include:

•	Securing land for the 14MW mining facility
•	Engaging professional architects and engineering teams to design an optimized mining operation

•	Acquiring and deploying prefabricated mining containers for expedited operational readiness

•	Establishing partnerships with energy providers to secure cost-effective and sustainable power solutions

•	Laying the groundwork for long-term scalability and growth in the Bitcoin mining sector

C2 Blockchain seeks to position itself as a significant player in the Bitcoin mining industry, focusing on strategic expansion, professional facility design, and rapid deployment. As institutional interest in digital assets continues to grow, the company is committed to executing its vision and establishing a mining operation designed for long-term success.

A full copy of the press release is attached herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 27, 2025 (1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2 Blockchain, Inc.

Dated: March 31, 2025

By: /s/ Levi Jacobson

Levi Jacobson

Chief Executive Officer